Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports First Quarter 2009 Results

OKLAHOMA CITY (May 7, 2009) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the first quarter of 2009.

For the first quarter of 2009, Gulfport reported net income of $2.7 million on revenues of $17.9 million, or $0.06 per diluted share. EBITDA (as defined below) for the first quarter of 2009 was $10.9 million and cash flow from operating activities before changes in working capital was $10.4 million.

Production and Operational Highlights

Net production was 400,118 barrels of oil, 79,316 thousand cubic feet (“MCF”) of natural gas and 723,099 gallons of natural gas liquids (“NGL”), or 430,554 barrels of oil equivalent (“BOE”) for the first quarter of 2009. Realized price, which includes transportation, for the quarter was $42.55 per barrel of oil, $4.83 per MCF of natural gas and $0.63 per gallon of NGL, or a total blended equivalent of $41.48 per BOE.

Net production for the first quarter of 2009 by region was 348,451 BOE in Southern Louisiana, 62,832 BOE in the Permian Basin and 19,271 BOE in the Bakken.

Lease operating expenses for the first quarter of 2009 were $4.6 million, or $10.77 per BOE, excluding hurricane related expenses of $350,000. General and administrative expenses were $1.1 million, or $2.64 per BOE, in the first quarter of 2009.

During the first quarter of 2009, Gulfport concentrated on recompletion activities in Southern Louisiana. In the Permian, science efforts are ongoing and two wells are waiting on completion. During the first quarter of 2009, Grizzly Oil Sands ULC completed its third season of core hole drilling, testing a total of 15 locations and is pleased with the results. In the Bakken, Gulfport currently owns an average working interest of 2.4% in 60 gross wells, which include four wells currently waiting on completion with an average working interest of 5.3%.

Company-wide, drilling and production costs have been reduced from 2008 levels and continue to decline. Gulfport’s current maintenance CAPEX program includes plans to drill four wells at West Cote Blanche Bay, four wells at Hackberry, 1.5 net wells in the Permian and 0.5 net wells in the Bakken.

Management’s Comments

Chief Executive Officer Jim Palm said, “We are pleased with our first quarter results and continue to be focused on reducing costs. Our plan is to live within our cash flow and resume drilling once costs have reached acceptable levels.”

Presentation

An updated presentation was posted to the Company’s website on the morning of May 7, 2009. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call today at 1:00 p.m. CDT to discuss its first quarter 2009 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling 1-866-804-6929. The passcode for the call is 92949824. A replay of the call will be available for two weeks at 1-888-286-8010. The replay passcode is 95638166. The webcast will be archived on the Company’s website for one year and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and the Permian Basin in West Texas. Gulfport also holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC. In addition, Gulfport is participating in numerous wells in the Bakken play in the Williston Basin in North Dakota.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash flows from operating activities before changes in operating assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul K. Heerwagen

Investor Relations

pheerwagen@gulfportenergy.com

405-242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Oil and condensate sales	$17,025,000	$28,654,000
Gas sales	383,000	1,804,000
Natural gas liquids sales	452,000	812,000
Other income (expense)	(76,000)	(152,000)

	17,784,000	31,118,000

Costs and expenses:
Lease operating expenses	4,987,000	3,739,000
Production taxes	1,885,000	3,431,000
Depreciation, depletion, and amortization	7,420,000	9,466,000
General and administrative	1,136,000	1,685,000
Accretion expense	142,000	137,000

	15,570,000	18,458,000

INCOME FROM OPERATIONS:	2,214,000	12,660,000

OTHER (INCOME) EXPENSE:
Interest expense	633,000	1,234,000
Insurance proceeds	(1,050,000)	—
Interest income	(102,000)	(80,000)

	(519,000)	1,154,000

INCOME BEFORE INCOME TAXES	2,733,000	11,506,000

INCOME TAX EXPENSE:	—	—

NET INCOME	$2,733,000	$11,506,000

NET INCOME PER COMMON SHARE:

Basic	$0.06	$0.27

Diluted	$0.06	$0.27

Basic weighted average shares outstanding	42,645,877	42,543,708

Diluted weighted average shares outstanding	42,957,791	43,055,505

	Three Months Ended
	March 31, 2009	March 31, 2008
Net Income	$2,733,000	$11,506,000
Interest expense	633,000	1,234,000
Income tax expense	—	—
Accretion expense	142,000	137,000
Depreciation, depletion, and amortization	7,420,000	9,466,000

EBITDA	$10,928,000	$22,343,000

	Three Months Ended
	March 31, 2009	March 31, 2008
Cash provided by operating activity	$13,832,000	$20,946,000
Adjustments:
Changes in operating assets and liabilities	(3,414,000)	486,000

Operating Cash Flow	$10,418,000	$21,432,000

Gulfport Energy Corporation

Production Schedule

(Unaudited)

	1Q2009	1Q2008
Production Volumes:
Oil (MBbls)	400.1	371.8
Gas (MMcf)	79.3	221.9
NGL (Gal)	723.1	593.1
Oil Equivalents (MBOE)	430.6	422.9

Average Realized Price:
Oil (per Bbl)	$42.55	$77.07
Gas (per Mcf)	$4.83	$8.13
NGL (per Gal)	$0.63	$1.37
Oil Equivalents (per BOE)	$41.48	$73.94